AGREEMENT TO EXTEND MATURITY OF DEBENTURE

This Agreement to Extend Maturity of Debenture ("Agreement") is hereby executed this 16TH day of October 1997 by and between CyberAmerica Corporation, a Nevada Corporation with principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 ("Issuer"), and Legong Investments, N.V. a foreign entity with principal offices at International Trade Center TMT26, Piscadera Bay,Curacao, Netherlands Antilles ("Purchaser").

         WHEREAS, Issuer and Purchaser executed a Offshore Securities Subscription Agreement pursuant to which Purchaser purchased a $300,000 convertible debenture ("Debenture") from Issuer pursuant to an exemption from federal registration provided under Regulation S promulgated under the Securities Act of 1933;

         WHEREAS, the unpaid face amount of the Debenture, as well as all accrued interest, became due and payable on September 16, 1997, but has not yet been paid by Issuer;

         WHEREAS, the parties wish to extend the maturity date of the Debenture subject to the terms and conditions outlined below;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the parties agree as follows:

1. The face amount of the Debenture, as well as all accrued interest, shall be due no later than December 16, 1997.

2. The Debenture shall continue to accrue interest at a rate of 6% and according to the provisions of Paragraph 1 of the Debenture. Interest for the period of September 16, 1997 to the date of this Agreement shall be deemed to have accrued as if the maturity date of the Debenture was originally scheduled for December 16, 1997.

3. The Purchaser shall waive its rights to any past late payment penalties provided under Paragraph 3.2(f) of the Debenture, Paragraph 5(f) of the Offshore Securities Subscription Agreement, or any other contractual provision applying a penalty for Issuer's late payment of principal or interest upon Purchaser's conversion of the Debenture or upon maturity.

4. Except as expressed to the contrary herein, the provisions of the Debenture shall continue in force.

IN WITNESS WHEREOF, the parties have executed this Agreement to Extend Maturity of Debenture this 16TH day of October 1997



CyberAmerica Corporation                      Legong Investments, N.V.


/s/Richard Surber                             /s/Authorized Representative
---------------------------------             --------------------------------
 Richard Surber, President                    Representative